Exhibit 23.5

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 19, 1996 and to all references to our Firm included in this registration statement.

                                          /s/Arthur Andersen LLP
                                          -------------------------------------

Arthur Andersen LLP
Philadelphia, Pennsylvania
December 19, 1996